SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2011

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 6, 2011, Conceptus, Inc. (the “Company”) publicly disseminated a press release announcing preliminary net sales for the fourth quarter and full year ended December 31, 2010. The foregoing description is qualified in its entirety by reference to press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 6, 2011, the Company publically disseminated a press release announcing the hiring of Sam Trujillo as Executive Vice President of Marketing on January 4, 2011. A copy of the press release is attached hereto as Exhibit 99.2.

Mr. Trujillo, 53, joins Conceptus with nearly 30 years experience in global pharmaceutical and medical device marketing, including new product commercialization, consumer brand creation and management, and strategy development and implementation. His experience includes management positions with Bayer Healthcare, Schering-Plough, Novartis, Warner-Lambert and Procter & Gamble, and spans women’s healthcare as well as respiratory, oncology, cardiovascular and personal care products. Most recently, Mr. Trujillo was with Bayer Healthcare Pharmaceuticals from 2006 to 2010. For much of this time, he was Director of Women’s Healthcare, Consumer Marketing, responsible for contraceptive products, among others, including the YAZ® combination oral contraceptive and the Mirena® intrauterine contraceptive device. Prior to Bayer, from 2004 to 2006, Mr. Trujillo was Director of Respiratory Marketing at Schering-Plough Pharmaceuticals Division, where he re-launched the NASONEX® nasal spray brand. Mr. Trujillo holds a Bachelor’s degree from the University of New Mexico and an MBA from Pepperdine University.

In connection with the hiring of Mr. Trujillo, subject to the approval of the compensation committee of the Board of Directors of the Company, the Company intends to grant inducement stock appreciation rights to Mr. Trujillo. If approved by the compensation committee, these stock appreciation rights will be granted without stockholder approval pursuant to NASDAQ Marketplace Rule 5635(a)(c)(4) and will have the following terms: 125,000 stock appreciation rights, an exercise price equal to the fair market value on the grant date, seven-year duration and four-year vesting at a rate of 4.17% at six months, and thereafter equal monthly vesting over the next 42 months of service with the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Conceptus Reports Preliminary Fourth Quarter and Full Year 2010 Net Sales - Press Release dated January 6, 2011.

99.2	Conceptus Hires Healthcare Industry Veteran Sam Trujillo as Executive Vice President of Marketing – Press Release dated January 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC. (Registrant)

By:	/S/ GREGORY E. LICHTWARDT
Gregory E. Lichtwardt
Executive Vice President, Treasurer and Chief Financial Officer

Dated: January 6, 2011

EXHIBIT INDEX

99.1	Conceptus Reports Preliminary Fourth Quarter and Full Year 2010 Net Sales - Press Release dated January 6, 2011.

99.2	Conceptus Hires Healthcare Industry Veteran Sam Trujillo as Executive Vice President of Marketing – Press Release dated January 6, 2011.